Exhibit 4.2

PURCHASE WARRANT

Issued to:

«Name»

Exercisable to Purchase

«Units» Units

Each Unit Consisting of One Share of Common Stock and One Common Stock Purchase Warrant

of

QPAGOS CORPORATION

Void after December 22, 2020

THIS WARRANT HAS NOT BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933

AND IS NOT TRANSFERABLE

EXCEPT AS PROVIDED HEREIN.

This is to certify that, for value received and subject to the terms and conditions set forth below, the Warrantholder (hereinafter defined) is entitled to purchase, and the Company (hereinafter defined) promises and agrees to sell and issue to the Warrantholder, at any time on or after the Issue Date and on or before the fifth anniversary of the Issue Date, up to «Units» Units (hereinafter defined) at the per Unit Exercise Price (hereinafter defined).

This Warrant Certificate is issued subject to the following terms and conditions:

1.          Definitions of Certain Terms. Except as may be otherwise clearly required by the context, the following terms have the following meanings:

(a)          “Cashless Exercise” means an exercise of a Warrant in which, in lieu of payment of the Exercise Price in cash, the Warrantholder elects to receive a lesser number of Securities in payment of the Exercise Price, as determined in accordance with Section 2(b).

(b)          “Closing Date” means the date or dates on which a closing under the Offering occurs.

(c)          “Commission” means the Securities and Exchange Commission.

(d)          “Common Stock” means the common stock, $0.001 par value, of the Company.

(e)          “Company” means QPAGOS Corporation, a Delaware corporation.

(f)          “Exercise Price” means the price at which the Warrantholder may purchase one Unit (or such other Securities as provided herein) upon exercise of a Warrant as determined from time to time pursuant to the provisions hereof, multiplied by the number of Securities as to which the Warrant is being exercised. The initial Exercise Price is $1.25 per Unit.

(g)          “Issue Date” means the Closing Date on which this Warrant is issued.

(h)          “Offering” means the private offering of up to 4,000,000 Units offered and sold to accredited investors in an offering exempt from the registration requirements of the Securities Act pursuant to Rule 506(b) promulgated thereunder.

(i)          “Placement Agent” means Paulson Investment Company, LLC, an Oregon limited liability company.

(j)          “Placement Agent Agreement” means that certain Placement Agent Agreement, dated April 10, 2015, between the Company and the Placement Agent.

(k)          “Rules and Regulations” means the rules and regulations of the Commission adopted under the Securities Act.

(l)          “Securities” means the securities obtained or obtainable upon exercise of the Warrant or securities obtained or obtainable upon exercise, exchange, or conversion of such securities.

(m)          “Securities Act” means the Securities Act of 1933, as amended.

(n)          “Unit” means one of the Units offered to the investors in the Offering, consisting of one share of the Company’s Common Stock and Unit Warrant.

(o)          “Unit Warrant” means a Common Stock purchase warrant included as a component of a Unit.

(p)          “Warrant” means the warrant evidenced by this certificate, any similar certificate issued in connection with the Offering, or any certificate obtained upon transfer or partial exercise of the Warrant evidenced by any such certificate.

(q)          “Warrant Certificate” means a certificate evidencing the Warrant.

(r)          “Warrantholder” means a record holder of the Warrant or Securities. The initial Warrantholder is Paulson Investment Company, LLC.

2.            Exercise of Warrant.

(a)          All or any part of the Warrant represented by this Warrant Certificate may be exercised commencing on the Issue Date and ending at 5:00 p.m. Pacific Time on the fifth anniversary of the Issue Date (the “Expiration Date”) by surrendering this Warrant Certificate, together with the Exercise Price and appropriate instructions, duly executed by the Warrantholder or by its duly authorized attorney, at the office of the Company, 1900 Glades Road, Suite 265, Boca Raton, Florida 33431; or at such other office or agency as the Company may designate. The date on which such instructions are received by the Company shall be the date of exercise. If the Warrantholder has elected a Cashless Exercise, such instructions shall so state.

(b)          In lieu of exercising this Warrant pursuant to Section 2(a), if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of Units equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

X	=	Y (A – B)
A

Where:

X	=	The number of Units to be issued to the Holder

Y	=	The number of Units purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A	=	The fair market value of one share of Common Stock (at the date of such calculation)

B	=	The Exercise Price (as adjusted to the date of such calculation)

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For purposes of the calculation above, the fair market value of one share of Common Stock shall be determined by the Board of Directors of the Company, acting in good faith; provided, however, that:

(i)          where a public market exists for the Company’s common stock at the time of such exercise, the fair market value per Share shall be the average of the closing bid prices of the Common Stock or the closing price quoted on the national securities exchange on which the Common Stock is listed as published in the Wall Street Journal, as applicable, for the 10 trading day period ending five trading days prior to the date of determination of fair market value; and

(ii)         if the Warrant is exercised in connection with the Company’s initial public offering of Common Stock, the fair market value shall be the per share offering price to the public of the Company’s initial public offering.

For purposes of this Section 2(b), no value shall be attributable to the Unit Warrant component; however, the number of Unit Warrants to be issued pursuant to this Section 2(b) shall equal the number of shares of Common Stock. Such Unit Warrants shall have terms identical to the Unit Warrants issued to investors in the Offering, including without limitation, the expiration date thereof, regardless of the date of the exercise of this Warrant.

(c)          Subject to the provisions below, upon receipt of notice of exercise, the Company shall promptly prepare or cause the preparation of certificates for the Securities to be received by the Warrantholder (which shall consist of one share of the Company’s Common Stock (subject to adjustment under Section 3) and one Unit Warrant) upon completion of the Warrant exercise. After such certificates are prepared, the Company shall notify the Warrantholder and, upon payment in full by the Warrantholder, in lawful money of the United States, of the Exercise Price payable with respect to the Securities being purchased, or, in the case of a Cashless Exercise, upon deemed surrender of Securities equal in value to the Exercise Price, deliver such certificates to the Warrantholder, or as per the Warrantholder’s instructions, promptly after such funds are available, if applicable, and otherwise promptly thereafter. The Securities to be obtained on exercise of the Warrant will be deemed to have been issued, and any person exercising the Warrant will be deemed to have become a holder of record of those Securities, as of the date of receipt by the Company of (a) available funds in cash in payment of the Exercise Price, or (b) notice of Cashless Exercise.

(d)          If fewer than all the Securities purchasable under the Warrant are purchased, the Company will, upon such partial exercise, execute and deliver to the Warrantholder a new Warrant Certificate (dated the date hereof), in form and tenor similar to this Warrant Certificate, evidencing that portion of the Warrant not exercised.

(e)          Notwithstanding the foregoing, in no event shall such Securities be issued, and the Company is authorized to refuse to honor the exercise of the Warrant, if such exercise would result in the opinion of the Company’s Board of Directors, upon advice of counsel, in the violation of any applicable securities law.

3.          Adjustments in Certain Events. The number, class, and price of Securities for which this Warrant Certificate may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

(a)          In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the Warrantholder will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which the Warrantholder would have been entitled if, immediately prior to such event, the Warrantholder had held the number of shares of Common Stock obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of the Warrant. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant Certificate, if not the Company, agrees to be bound by and comply with the provisions of this Warrant Certificate.

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(b)          If the securities issuable upon exercise of this Warrant or Unit Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of shares of Common Stock and Unit Warrants that the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock and warrants for purchase thereof that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c)          In the event that the outstanding shares of Common Stock are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding shares of Common Stock are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased. The increases and reductions provided for in this Section 3(c) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this Section 3(c).

(d)          When any adjustment is required to be made in the number of shares of Common Stock, other securities, or the property purchasable upon exercise of the Warrant, the Company will promptly determine the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (ii) cause a copy of such statement to be mailed to the Warrantholder within thirty (30) days after the date of the event giving rise to the adjustment.

(e)          No fractional shares of Common Stock or other Securities will be issued in connection with the exercise of the Warrant, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole number.

(f)          If securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of Common Stock, such number of securities will be distributed to the Warrantholder or its assignee upon exercise of its rights hereunder as such Warrantholder or assignee would have been entitled to if this Warrant had been exercised prior to the record date for such distribution. The provisions with respect to adjustment of the Common Stock provided in this Section 3 will also apply to the securities to which the Warrantholder or its assignee is entitled under this Section 3(f). Notwithstanding anything herein to the contrary, there will be no adjustment made hereunder on account of the sale by the Company of the Common Stock or any other Securities purchasable upon exercise of the Warrant.

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4.          Reservation of Securities. The Company agrees during the term the rights under this Warrant are exercisable to take all reasonable action to reserve and keep available from its authorized and unissued shares of Common Stock for the purpose of effecting the exercise of this Warrant such number of shares (and shares of common stock for issuance on conversion of such shares and exercise of the Unit Warrants) as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of Common Stock (and shares of common stock for issuance on conversion of such shares and exercise of the Unit Warrants) shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms and the conversion of the Shares, without limitation of such other remedies as may be available to the Holder, the Company will use all reasonable efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized and unissued shares of its Common Stock (and shares of common stock for issuance on conversion of such shares and exercise of the Unit Warrants) to a number of shares as shall be sufficient for such purposes.

5.          Validity of Securities. All Securities delivered upon the exercise of the Warrant will be duly and validly issued in accordance with their terms and, upon payment of the Exercise Price, will be fully paid and non-assessable. The Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrant.

6.          Transferability. This Warrant Certificate and the Warrant may be transferred to any individual who is a partner, manager, member, officer, director, or other licensed representative of the Placement Agent. The Warrant may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates evidencing the same aggregate number of Warrants.

7.          Securities Act Compliance. The Warrantholder hereby represents: (a) that this Warrant and any Common Stock to be acquired by the Warrantholder on exercise of the Warrant will be acquired for investment for the Warrantholder’s own account and not with a view to the resale or distribution of any part thereof, and (b) that the Warrantholder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. In addition, unless the issuance of the Common Stock shall have been registered under the Securities Act, as a condition of its delivery of certificates for the Common Stock, the Company may require the Warrantholder to deliver to the Company, in writing, representations regarding the Warrantholder’s sophistication, investor status, investment intent, acquisition for its own account and such other matters as are reasonable and customary for purchasers of securities in an unregistered private offering. The Company may place conspicuously upon each certificate representing the Common Stock a legend substantially in the following form, the terms of which are agreed to by the Warrantholder:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

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8.          No Rights as a Stockholder. Except as otherwise provided herein, the Warrantholder will not, by virtue of ownership of the Warrant, be entitled to any rights of a shareholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its shareholders.

9.          Notice. Any notices required or permitted to be given hereunder will be in writing and may be served personally or by mail, including by e-mail; and if served will be addressed as follows:

The Company:	With a copy to:

QPAGOS Corporation	Gracin & Marlow, LLP
1900 Glades Road, Suite 265	405 Lexington Avenue, 26th Floor
Boca Raton, Florida 33431	New York, New York 10174
Attention: Gaston Pereira	Attention: Leslie Marlow, Esq.
Email: gaston.pereira@qpagos.com	Telephone: (212) 907-6457
Facsimile: (212) 208-4657
Email: lmarlow@gracinmarlow.com

If to the Warrantholder:	at the address furnished by the Warrantholder to the Company for notice purposes.

Any notice so given by mail will be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above. Any notice given by e-mail must be accompanied by confirmation of receipt, and will be deemed effectively given upon confirmation of such receipt. Any party may by written notice to the other specify a different address for notice purposes.

10.         Applicable Law. This Warrant Certificate will be governed by and construed in accordance with the laws of the State of Oregon, without reference to conflict of laws principles thereunder. All disputes relating to this Warrant Certificate shall be tried before the courts of Oregon located in Multnomah County, Oregon to the exclusion of all other courts that might have jurisdiction.

Dated as of December 23, 2015

QPAGOS CORPORATION

By:
Name: Gaston Pereira
Title: Chief Executive Officer

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EXERCISE FORM

(To Be Executed by the Warrantholder
to Exercise the Warrant)

TO: QPAGOS Corporation

1.          The undersigned hereby irrevocably elects to exercise the right to purchase __________ shares of Common Stock, as follows:

☐          Exercise for Cash. Pursuant to Section 2(a) of the Warrant, the Holder hereby elects to exercise the Warrant for cash and tenders payment herewith (or has made a wire transfer) to the order of QPAGOS Corporation in the amount of  $____________.

2.	☐ Cashless Exercise. Pursuant to Section 2(b) of the Warrant, the Holder hereby elects to exercise the Warrant on a cashless basis.

3.	The undersigned requests that the applicable number of shares of Common Stock and Common Stock Purchase Warrants be issued and delivered to the following address:

Name:

Address:

Deliver to:

Address:

4.	The undersigned understands, agrees and recognizes that:

(a)          No federal or state agency has made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the securities.

(b)          All certificates evidencing the shares of Common Stock, if any, may bear a legend substantially similar to the legend set forth in Section 6 of the Warrant regarding resale restrictions.

Dated: _____________, 20___.
By:
Name:
Print:

Note: Signature must correspond with the name as written upon the face of the Warrant in all respects, without alteration or enlargement or any change whatsoever.

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